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                                                                   Exhibit 10.17

                                FIRST AMENDMENT
                                       TO
                               SERVICE AGREEMENT

     This First Amendment to Service Agreement dated as of October 25, 2002 (the "Effective Date") is between First Data Merchant Services Corporation ("FDMS") and iPayment, Inc., formerly known as iPayment Holdings, Inc. ("Customer"), and hereby amends the Service Agreement entered into between FDMS and Customer dated as of July 1, 2002 (the "Agreement").

                                    RECITALS

     WHEREAS, the parties entered into the Agreement in order to govern the relationship of the parties with respect to credit card settlement transactions and sponsorship; and

     WHEREAS, pursuant to Section 12.14 of the Agreement, the parties wish to amend section 9.2(b) of the Agreement extending the date that Customer has to terminate the Agreement from October 26, 2002 until November 30, 2002; and

     WHEREAS, the parties wish to amend certain other sections of the Agreement to reflect the change in Section 9.2(b); and

     WHEREAS, since the date of the Agreement, iPayment Holdings, Inc., a Tennessee corporation, has become iPayment, Inc., a Delaware corporation; and

     WHEREAS, the parties wish that the remaining terms of the Agreement remain the same.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

     1. Article 4, Section 4.1(b) shall be amended in its entirety to read as follows:

     (b) In order for Customer to evaluate the Processing Fees to be charged under this Agreement effective October 1, 2002 as contemplated by Sections 4.1(a) and 9.2(b) herein, FDMS will prepare and provide to Customer two separate invoices for the Services provided during the months of July, August, September and October 2002. One invoice will show the amount of processing fees actually due and owing from Customer and billed under the BHAC Agreement, the Humboldt Agreement and the Merchant Processing Services portions of the FNP Agreement, and the other invoice will show the Processing Fees that would have been due and owing from Customer if they had been billed under this Agreement. FDMS will deliver the invoices for October 2002 on or before November 21, 2002.

     2. Article 9, Section 9.2(b) shall be amended in its entirety to read as follows:

     (b) Notwithstanding anything contained herein, the parties agree that Customer will have the right, on or before November 30, 2002, to provide written notice to FDMS of its election to terminate this Agreement if Customer, in good faith, is not satisfied with the Processing Fees under this Agreement and to revert to each of the existing BHAC Service Agreement, Humboldt Agreement and FNP Agreement. Upon Customer's election to terminate this Agreement and revert to the BHAC Service Agreement, Humboldt Agreement and FNP Agreement, Customer agrees to return to FDMS any sign-up bonus
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     or other compensation received by Customer specifically in exchange for entering into this Agreement, including the sign-up bonus described in
     Section 2.6. During such period ending November 30, 2002, the Affiliates of Customer, which were deemed Affiliates as of July 1, 2002, shall not, directly or indirectly, solicit, encourage, engage or participate in any discussions or negotiations with any other person or entity, including providing any information, with respect to any agreement for services similar to the Services being provided by FDMS under this Agreement, excluding discussions related to acquisitions by Customer of Merchant Accounts.

3. Article 12, Section 12.16 shall be amended in its entirety to read as follows:

     Unless Customer makes the election to terminate this Agreement as provided in Section 9.2(b), the BHAC Service Agreement, the Humboldt Agreement and the Merchant Processing Services portions of the FNP Agreement are hereby terminated effective as of December 1, 2002.

4. As hereby amended and supplemented, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the Effective Date above:


FIRST DATA MERCHANT SERVICES CORPORATION

By: /s/ Rick Learim
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Name: Rick Learim
     -------------------------------------
Title: Vice President
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iPAYMENT, INC. (a Delaware corporation)
(Formerly known as iPayment Holding, Inc.)

By: /s/ Joseph Jorling
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Name: Joseph Jorling
     -------------------------------------
Title: C.O.O.
      ------------------------------------